Exhibit 24.1

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and/or officers of Arch Resources, Inc., a Delaware corporation (“Arch Resources”), hereby constitutes and appoints Paul A. Lang, Matthew C. Giljum and Rosemary L. Klein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Arch Resources’ Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED: February 05, 2021

/s/ James N. Chapman

James N. ChapmanDirector

/s/ Patrick J. Bartels, Jr.

Patrick J. Bartels, Jr.Director

/s/ John W. Eaves

John W. EavesDirector

/s/ Sherman Edmiston, III

Sherman Edmiston, IIIDirector

/s/ Robert B. Hamill

Robert B. HamillDirector

/s/ Holly Keller Koeppel

Holly Keller KoeppelDirector

/s/ Patrick A. Kriegshauser

Patrick A. KriegshauserDirector

/s/ Paul A. Lang

Paul A. LangDirector

/s/ Richard A. Navarre

Richard A. NavarreDirector